Exhibit 1.02

Baxter International Inc.

Conflict Minerals Report

For The Year Ended December 31, 2013

This conflict minerals report for the year ended December 31, 2013 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, which was adopted by the Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Rule 13p-1 imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold for the purposes of Rule 13p-1. These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict.

Certain products manufactured by Baxter International Inc. (Baxter or the Company) are comprised of materials and components that contain tin, tantalum, tungsten and/or gold that are necessary to the functionality of such products (see “Product Description” below). Due to the depth of its supply chain, Baxter is far removed from the sources of ore from which these metals are produced and the smelters and refiners that process those ores. Additionally, the amount of information available globally on the traceability and sourcing of these ores is extremely limited, which is a situation that is not unique to Baxter. As a result, the efforts undertaken by Baxter to identify the countries of origin of those ores reflect its respective position in the supply chain and the challenge presented by the limited availability of information. Baxter has taken steps to identify the applicable smelters and refiners of the tin, tantalum, tungsten and gold in its supply chain and their respective sources, but in general, the Company believes that the smelters and refiners of such metals contained in its products are best situated to identify the sources and countries of origin of these metals. The efforts described herein were undertaken on the products manufactured by the Company during the year ended December 31, 2013.

Product Description

Baxter operates its business in two segments. The BioScience business manufactures various treatments for hemophilia and other bleeding disorders, immune deficiencies, and other chronic and acute blood-related conditions, as well biosurgery products and vaccines. The following products manufactured by the BioScience business are subject to disclosure under Rule 13p-1: biosurgical preparation devices and applicators, and microsurgical tools.

The Medical Products business manufactures products used in the delivery of fluids and drugs to patients as well as products to treat end-stage renal disease. The following products manufactured by the Medical Products business are subject to disclosure under Rule 13p-1: intravenous (IV) and peritoneal dialysis solutions, IV administration sets and related components, premixed drugs and drug-reconstitution and compounding systems, pre-filled vials and syringes for injectable drugs, irrigation solutions, IV nutrition products, infusion pumps, syringe pumps, inhalation anesthetics, peritoneal dialysis cyclers and related components, and continuous renal replacement therapy products.

Reasonable Country of Origin Inquiry (RCOI)

Direct suppliers were asked to provide answers to the Electronic Industry Citizenship Coalition-Global e-Sustainability Initiative (EICC-GeSI) Conflict Minerals Common Reporting Template reflecting Baxter’s position in the supply chain as described above. The EICC-GeSI Conflict Minerals Common Reporting Template is regarded as the most common reporting tool for conflict minerals content and sourcing information worldwide, developed by several of the world’s leading consumer electronics companies.

Baxter reviewed questionnaires received for completeness and consistency of answers. Suppliers were required to provide corrections and clarifications where needed. As a result, Baxter believes that its RCOI process was reasonably designed and performed in good faith.

Design of Due Diligence Measures

Baxter designed its due diligence measures to conform in all material respects with the due diligence framework relevant to conflict minerals provided by the Organization for Economic Co-operation and Development (OECD). In particular, Baxter’s overall conflict minerals procedures were designed to conform to the five step framework of the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the relevant supplements on tin, tantalum, tungsten and gold, as applicable to Baxter’s circumstances and position in the supply chain as a “downstream” company with little to no direct influence on smelters and refiners.

These due diligence measures include, but are not limited to, the following actions:

•	Instituting an internal conflict minerals team consisting of representatives from Baxter’s supply chain, legal, finance and compliance functions, which started meeting in 2012 to begin internal risk assessment on conflict minerals in Baxter’s supply chain

•	Reporting to senior management on direct suppliers’ responses to conflict minerals information requests, including updates on monitoring and tracking corrective action and risk mitigation efforts

•	Communicating the Company’s position and process on conflict minerals to direct suppliers

•	Conducting awareness sessions concerning the commitments and requirements expected of Baxter’s suppliers, supported by email and phone dialogues

•	Developing a risk mitigation plan that allows for continued trade with a supplier during the supplier’s risk mitigation efforts

•	Supporting the development and implementation of independent third party audits of smelter and refiner’s sourcing through the Company’s policy and procurement practices that encourage suppliers to conduct due diligence and purchase materials from audited smelters and refiners

•	Evaluating joining industry-wide efforts like the EICC Conflict Free Sourcing Initiative which directly support and implement third party audits of smelters and refiners

An independent private sector audit was not required for this report.

Facilities and Countries of Origin

As a result of the above described RCOI process and due diligence measures, the following entities were identified by Baxter’s suppliers as the smelters and refiners of the tin, tantalum, tungsten and/or gold present in and necessary to the functionality of products manufactured by Baxter in the year ended December 31, 2013. To the extent known, the countries of origin identified in connection with such smelters and refiners are also listed below.

Smelters/Refiners	Identified Countries of Origin
Aida Chemical Industries Co. Ltd.	Unknown

Allgemeine Gold und Silberscheideanstalt A.G.	Germany

Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan

AngloGold Ashanti Mineração Ltda	Brazil

Asahi Pretec Corporation	Australia Canada Japan USA

Asaka Riken Co Ltd	Japan

Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Unknown

ATI Firth Sterling ATI Tungsten Materials	USA

Aurubis AG	Unknown

Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Unknown

Boliden AB	Unknown

Smelters/Refiners	Identified Countries of Origin
Cabot Corporation	Canada

Cendres & Métaux SA	Unknown

Central Bank of the DPR of Korea	Unknown

Chaozhou Xianglu Tungsten Industry Co Ltd	Unknown

Chimet SpA	Unknown

China Minmetals Corp. China Minmetals Nonferrous Metals Co Ltd	China

Chongyi Zhangyuan Tungsten Co Ltd	China

Chugai Mining Co., Ltd.	Japan

CNMC (Guangxi) PGMA Co. Ltd.	Unknown

Cong Hua Tantalum and Niobium Smelter	Unknown

Cookson	Indonesia Thailand USA

Cooper Santa	Brazil

Corporación Nacional del Cobre de Chile (Codelco)	Chile

CV Duta Putra Bangka	Unknown

CV JusTindo	Unknown

CV Makmur Jaya	Indonesia

CV Nurjanah	Unknown

CV Prima Timah Utama	Unknown

CV Serumpun Sebalai	Unknown

CV United Smelting	Indonesia

Dowa Metals & Mining Co. Ltd	Australia Canada Japan USA

Duoluoshan Sapphire Rare Metal Co. Ltd of Zhaoqing	Brazil Ethiopia India Niger Rwanda Thailand

Empresa Metalúrgica Vinto S.A.	Bolivia Brazil Canada China Indonesia Malaysia Peru

F&X Electro-Materials Limited	Unknown

Fenix Metals Sp. z o.o.	Brazil

FSE Novosibirsk Refinery	Unknown

Fujian Jinxin Tungsten Co., Ltd.	Unknown

Gannon & Scott	Unknown

Ganzhou Grand Sea W& Mo Group Co., Ltd.	China

Smelters/Refiners	Identified Countries of Origin
Geiju Non-Ferrous Metal Processing Co. Ltd.	Bolivia China Indonesia Peru

Global Advanced Metals Pty Ltd	Australia

Global Tungsten & Powders Corp	Bolivia Canada Peru Portugal Spain USA

Guangxi Zhongshan Goldbell Smelting Corp. Ltd. (Gold Bell Group)	Bolivia

H.C. Starck GmbH	Australia Brazil Thailand USA

Heimerle + Meule GmbH	Unknown

Heraeus (Zhaoyuan) Precious Metal Materials Co., Ltd. (The Refinery of Shandong Gold Mining Co. Ltd)	China

Heraeus Ltd Hong Kong	Australia Philippines South Africa

Heraeus Precious Metals GmbH & Co. KG	Germany USA

Huichang Jinshunda Tin Co. Ltd	Unknown

Hunan Chenzhou Mining Group Co	Unknown

Hunan Chun-Chang Non-ferrous Smelting & Concentrating Co., Ltd.	China

Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	Unknown

Ishifuku Metal Industry Co., Ltd.	Australia Canada Japan USA

Istanbul Gold Refinery	Unknown

Japan Mint	Unknown

Japan New Metals Company Ltd	China

Jiangxi Copper Company Limited	Unknown

Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	Unknown

Jiangxi Nanshan	Unknown

Jiangxi Tungsten Co Ltd Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	China

Jiangxi Tungsten Industry Group Co. Ltd.	China

JiuJiang Tambre Co. Ltd.	Unknown

Johnson Matthey Inc.	USA

Johnson Matthey Limited	Unknown

JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Unknown

JSC Uralelectromed	Unknown

Smelters/Refiners	Identified Countries of Origin
JX Nippon Mining & Metals Co., Ltd	Australia Canada Japan USA

Kai Unita Trade Limited Liability Company	Unknown

Kazzinc Ltd	Unknown

Kemet Blue Powder	Unknown

Kojima Chemicals Co. Ltd	Unknown

Kyrgyzaltyn JSC	Unknown

L’Azurde Company For Jewelry	Unknown

Linwu Xianggui Smelter Co	Indonesia

Liuzhou China Tin Group Co., Ltd.	China Indonesia

LS-Nikko Copper Inc.	Australia Brazil Chile Kazakhstan Korea, Republic Of

Malaysia Smelting Corporation Berhad	Bolivia DRC Indonesia Malaysia Rwanda

Materion Advanced Metals	Brazil Chile USA

Matsuda Sangyo Co. Ltd	Australia Canada Japan USA

Metalor Chimique	Australia China Indonesia Russia

Metalor Technologies (Hong Kong) Ltd	China

Metalor Technologies SA (Switzerland)	Unknown

Metalor USA Refining Corporation	USA

Met-Mex Peñoles, S.A.	Unknown

Mexicana de Cobre, S.A. de C.V. (subsidiary of Grupo Mexico)	Mexico

Mineração Taboca S.A.	Brazil

Minmetals Ganzhou Tin Co. Ltd.	Unknown

Minsur SA	Bolivia Brazil Canada China DRC Indonesia Malaysia Peru Rwanda

Smelters/Refiners	Identified Countries of Origin
Mitsubishi Materials Corporation	Argentina Australia Canada Chile China Indonesia Japan Papua New Guinea Peru USA

Mitsui Mining and Smelting Co., Ltd.	Australia Canada Japan USA

Moscow Special Alloys Processing Plant	Unknown

Nadir Metal Rafineri San. Ve Tic. A.Ş.	Unknown

Navoi Mining and Metallurgical Combinat	Unknown

Nihon Material Co. Ltd	Australia Canada Japan

Ningxia Orient Tantalum Industry Co., Ltd.	Brazil China DRC Ethiopia Rwanda

Noventa	Mozambique

Novosibirsk Integrated Tin Works	Unknown

OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Unknown

OJSC Kolyma Refinery	Unknown

Operaciones Metalúrgicas S.A. - OMSA	Bolivia Brazil Canada China Indonesia Malaysia Peru

PAMP SA	Unknown

Pan Pacific Copper Co. Ltd. (JX Nippon Mining & Metals Co., Ltd Group)	Australia

Plansee SE	Unknown

Prioksky Plant of Non-Ferrous Metals	Unknown

PT Alam Lestari Kencana	Unknown

PT Aneka Tambang (Persero) TBK	Unknown

PT Artha Cipta Langgeng	Indonesia

PT Babel Inti Perkasa	Unknown

PT Babel Surya Alam Lestari	Unknown

PT Bangka Kudai Tin	Indonesia

Smelters/Refiners	Identified Countries of Origin
PT Bangka Putra Karya	Bolivia Brazil Canada China Indonesia Malaysia Peru

PT Bangka Timah Utama Sejahtera	Indonesia

PT Belitung Industri Sejahtera	Indonesia

PT BilliTin Makmur Lestari	Unknown

PT Bukit Timah	Bolivia Brazil Canada China Indonesia Malaysia Peru

PT DS Jaya Abadi	Indonesia

PT Eunindo Usaha Mandiri	Unknown

PT Fang Di MulTindo	Unknown

PT HP Metals Indonesia	Unknown

PT Koba Tin	Bolivia Brazil Canada China Indonesia Malaysia Peru

PT Mitra Stania Prima	Chile Indonesia Mexico

PT Refined Banka Tin	Indonesia

PT Sariwiguna Binasentosa	Indonesia

PT Sumber Jaya Indah	Unknown

PT Tambang Timah	Indonesia

PT Timah Nusantara	Bolivia Brazil Burundi Canada China DRC Indonesia Malaysia Nigeria Peru Rwanda

PT Tinindo Inter Nusa	Unknown

PT Yinchendo Mining Industry	Unknown

PX PRÉCINOX SA	Unknown

Smelters/Refiners	Identified Countries of Origin
Rand Refinery (Pty) Ltd	Unknown

Royal Canadian Mint	Canada

Schone Edelmetaal	Unknown

Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China

SOE Shyolkovsky Factory of Secondary Precious Metals	Unknown

Solar Applied Materials Technology Corp.	Unknown

Solikamsk Metal Works	Unknown

Sumitomo Metal Mining Co. Ltd.	Australia Canada Chile Japan Peru USA

Suzhou Xingrui Noble Metal Material Co. Ltd.	Unknown

Taicang City Nancang Metal Material Co., Ltd	China

Tanaka Kikinzoku Kogyo K.K.	Australia Canada Japan

Tejing (Vietnam) Tungsten Co Ltd	Unknown

Thailand Smelting and Refining Co. Ltd. (Thaisarco)	Bolivia Brazil Canada China Indonesia Malaysia Peru Thailand

The Great Wall Gold and Silver Refinery of China	Unknown

Tokuhiri Honten Co., Ltd.	Australia Canada Japan USA

Ulba Metallurgical Plant JSC	Australia DRC Japan Russia Rwanda USA Zimbabwe

Umicore Brasil Ltda	Unknown

Umicore SA	Unknown

United Precious Metal Refining Inc.	USA

Valcambi SA	Unknown

Western Australian Mint trading as The Perth Mint	Australia

White Solder Metalurgia	Brazil

Wolfram Bergbau und Hütten AG	Unknown

Wolfram Company CJSC	Russia USA

Smelters/Refiners	Identified Countries of Origin
Xstrata Canada Corporation, CCR Refinery	Unknown

Yokohama Metal Co Ltd	Japan

Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China

Yunnan Gejiu Zili Metallurgy Co., Ltd. (Gejiu Zili Mining & Smelting Co., Ltd.)	Brazil China

Yunnan Tin Company Limited (Yuntinic Resources Inc.)	Bolivia Brazil Canada China Indonesia Malaysia Peru

Zhongjin Gold Corporation Limited	China

Zhuzhou Cemented Carbide Group Corp Ltd	Brazil Burundi China DRC Malaysia Nigeria Rwanda

Zhuzhou Cemented Carbide Works Imp.&Exp. Co Xiamen Tungsten Co Ltd (XTC H.C.)	Canada China Russia Thailand

Zijin Mining Group Co. Ltd	Unknown